EXHIBIT 32.2
Written Statement of the Chief Financial Officer
of CNA Financial Corporation
Pursuant to 18 U.S.C. § 1350
(As adopted by Section 906 of the Sarbanes-Oxley Act of 2002)
The undersigned, the Chief Financial Officer of CNA Financial Corporation (the Company), hereby certifies that, to his knowledge:

•
the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 17, 2016	By	/s/ D. Craig Mense
D. Craig Mense
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.